SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2008 (January 3, 2008)

MARQUEE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-33344 (Commission File Number)	77-0642885 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, the sole stockholder of Marquee Holdings Inc. (the “Company”) elected Eliot P. S. Merrill to the Company’s Board of Directors, effective January 3, 2008.  Mr. Merrill fills the vacancy created by the passing of Michael Connelly, who had served as a director since January 2006.

Mr. Merrill is a Managing Director of The Carlyle Group (“Carlyle”), based in New York. Prior to joining Carlyle in 2001, Mr. Merrill was a Principal at Freeman Spogli & Co., a buyout fund with offices in New York and Los Angeles.  From 1995 to 1997, Mr. Merrill worked at Dillon Read & Co. Inc. and, before that, at Doyle Sailmakers, Inc.  Mr. Merrill holds an A.B. Degree from Harvard College.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2008

MARQUEE HOLDINGS INC.

/s/ CRAIG R. RAMSEY
Name: Craig R. Ramsey
Title: Executive Vice President and Chief
Financial Officer